Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-4 of our reports dated March 7, 2008, relating to the consolidated financial statements and the effectiveness of internal control over fnancial reporting, of Pennsylvania Commerce Bancorp, Inc. which are incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

Beard Miller Company LLP
Harrisburg, Pennsylvania
December 17, 2008